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          EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)

                                                12 Weeks Ended          40 Weeks Ended
                                                --------------          --------------
                                             January 6,  January 7,  January 6,  January 7,
                                             ----------  ----------  ----------  ----------
                                                1996        1995        1996        1995
                                             ----------  ----------  ----------  ----------
PRIMARY
  Weighted average shares outstanding         8,395,553   8,385,809   8,403,774   8,423,222
  Net effect of dilutive stock options -
   based on the treasury stock method            44,959       6,689      33,158       6,190
                                             ----------  ----------  ----------  ----------
     Total                                    8,440,512   8,392,498   8,436,932   8,429,412
                                             ==========  ==========  ==========  ==========
Net income                                   $1,812,683  $1,749,900  $7,178,675  $6,515,583
                                             ==========  ==========  ==========  ==========
     Per share amount                        $      .21  $      .21  $      .85  $      .77
                                             ==========  ==========  ==========  ==========
FULLY DILUTED
  Weighted average shares outstanding         8,395,553   8,385,809   8,403,774   8,423,222
  Net effect of dilutive stock options -
   based on the treasury stock method
   using average market price                    56,166       6,689      56,166       6,317
  Assumed conversion of 7% convertible
   subordinated debentures issued
   March 5, 1993                              1,290,323   1,290,323   1,290,323   1,290,323
                                             ----------  ----------  ----------  ----------
     Total                                    9,742,042   9,682,821   9,750,263   9,719,862
                                             ==========  ==========  ==========  ==========
Net Income                                   $1,812,683  $1,749,900  $7,178,675  $6,515,583
Add 7% convertible subordinated
   debenture interest, net of tax effect        203,050     231,276     687,985     698,664
                                             ----------  ----------  ----------  ----------
                                             $2,015,733  $1,981,176  $7,866,660  $7,214,247
                                             ==========  ==========  ==========  ==========
     Per share amount                        $      .21  $      .20  $      .81  $      .74
                                             ==========  ==========  ==========  ==========
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